UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

ZIKA DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

WATERMARK GROUP, INC.
(Former name of registrant)

Nevada	000-55251	42-1768077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Industrial Road, Richmond Hill, Ontario L4C 2Y1
(Address of principal executive offices) (Zip Code)

(905)884-6958
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 23, 2017, the Company entered into two rescission agreements as described below.

Mutual Rescission Agreement with Co-Diagnostics, Inc.

On March 23, 2017, the Company entered into a Mutual Rescission Agreement (the “Co-Diagnostics Rescission Agreement”) with Co-Diagnostics, Inc., a Utah corporation, and Robert Salna, and Ted Murphy, both individuals and directors of the Company. The Co-Diagnostics Rescission Agreement was negotiated between the parties as a result of certain liabilities and convertible debt that were obligations of the Company that were not properly disclosed to the parties or discharged as intended.

The Co-Diagnostics Rescission Agreement has an effective date of September 22, 2016 and rescinds the Stock Purchase Agreement executed on October 12, 216 and effective on October 19, 2016 through which Murphy effectively sold 19,800,000 shares of the Company to Co-Diagnostics. Further, as part of the Co-Diagnostics Rescission Agreement, the parties have agreed to terminate and rescind the Exclusive License Agreement entered into on October 13, 2017 through which the Company was granted a license to sell certain proprietary molecular diagnostic tests developed and owned by Co-Diagnostics.

According to the terms of the Co-Diagnostics Rescission Agreement, Co-Diagnostics agrees to (i) return 19,800,000 shares of common stock of the Company to Mr. Murphy, (ii) cancel 16,200,000 shares of common stock of the Company that it was issued separately by the Company as an alleged stock dividend, and (iii) enter into a promissory note (the “Co-Diagnostics Note”) in favor of the Company in the amount of $445,000 (representing the repayment of funds that were advanced to Co-Diagnostics by the Company as royalties under the Exclusive License Agreement, offset by the purchase price paid by Co-Diagnostics to Mr. Murphy under the Stock Purchase Agreement).

Other terms of the Co-Diagnostics Rescission Agreement include the Company’s obligation to change its name back to “Watermark Group, Inc.,” something that the Company is evaluating and will enact it as quickly as practicable.

The Salna Rescission Agreement

On March 23, 2017, the Company entered into a Rescission Agreement (the “Salna Rescission Agreement”) with Robert Salna and April Kameka with an effective date of October 22, 2017. The Salna Rescission Agreement was negotiated between the parties as a result of certain liabilities and convertible debt that were obligations of the Company that were not properly disclosed to the parties or discharged as intended and the termination of the Exclusive License Agreement between the Company and Co-Diagnostics.

Salna and Kameka are both individuals who respectively subscribed to 2,944,444 shares of the Company common stock on October 22, 2016 based on the Company’s representations that it was debt-free and would have a license agreement with Co-Diagnostics. Following the termination of the Exclusive License Agreement after the Co-Diagnostics Rescission Agreement, the Company has agreed to the Salna Rescission Agreement.

According to the terms of the Salna Rescission Agreement, both Salna and Kameka agree to return all shares of the Company to the Company’s treasury for cancellation. In exchange for the shares and for a release of all claims they may have against the Company, the Company agrees to (i) refund the shareholders the remaining subscription funds held by the Company after all costs and expenses have been paid, and (ii) assign to Salna and Kameka that certain Co-Diagnostics Promissory Note in the amount of $455,000.

Settlement Agreement with P&G Holdings LLC

On April 6, 2016, the Company entered into a Note Purchase Agreement with P&G Holdings LLC, a New York limited liability company. Pursuant to the terms of the Note Purchase Agreement, the Company purchased from P&G Holdings LLC all rights of the Seller under that certain Promissory Note dated November 1, 2011, as amended July 7, 2015 and December 11, 2015 (the “P&G Note”) with a principal balance of $172,450.75, plus interest accruing at 6% per annum.  The Company paid a purchase price of Two Hundred Twelve Thousand Five Hundred Dollars in US funds (US $212,500) to P&G Holdings LLC for the P&G Note. Additionally, the Company and P&G Holdings LLC terminated the agreement entitled “Change in Control and P&G Holdings LLC Promissory Note” executed on August 29, 2016.  The parties agreed that the rights granted to any subsequent holder of the P&G Note, thereunder are void ab initio.

Item 1.02 Termination of a Material Definitive Agreement

As a result of the Co-Diagnostics Rescission Agreement described in Item 1.01 that resulted in a change of control of the Company as described in Item 5.01, the Company violated section 12.3D of the Exclusive License Agreement with Co-Diagnostics, Inc. Accordingly, based on the breach of the Exclusive License Agreement, the parties have agreed to terminate and rescind the Exclusive License Agreement and to waive all notice requirements and cure periods set forth in the Exclusive Licensing Agreement.

Operationally, the Company will no longer have the exclusive rights to make, use, manufacture, sell and license polymerase chain reaction tests using Co-Diagnostics’ patented technology for detecting the Zika virus as well as other mosquito-borne flaviviruses, or the non-exclusive right to sell Co-Diagnostic's malaria test.

Item 5.01 Changes in Control of Registrant.

As a result of Co-Diagnostics returning 19,800,000 shares of common stock to Mr. Murphy and returning 16,200,000 shares of common stock to the Company’s treasury for cancellation, a change of control of the Company has occurred. Mr. Murphy is now the controlling shareholder of the Company, possessing 80% of the total issued and outstanding common stock of the Company (3,600,000 out of 4,500,000 issued and outstanding shares).

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On March 23, 2017, Messrs. Dwight Egan and Reed Benson both announced to the Board of Directors his respective intention to resign from all positions with the Company.  Neither gentleman’s decision to resign was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Both Mr. Egan’s letter of resignation and Mr. Benson’s letter or resignation are included herewith as exhibits.

Following the resignation of Mr. Egan, Mr. Murphy assumed the duties of the Chief Executive Officer and Chief Financial Officer of the Company. Mr. Murphy has been an officer and director of various private and public corporations since 1986, primarily those involved in real estate and natural resources development.  Prior to that Mr. Murphy was a key member of a small goal-oriented team that brought several small public companies from bare shell stage to advanced exploration stage in such fast-developing areas as Voisey's Bay, Labrador and Kalimantan, Indonesia, and a petroleum exploration company from exploration drilling to building an 18-mile pipeline to put a natural gas field on production in Colorado and Wyoming. In 2011 Mr. Murphy was actively involved in the negotiation and purchase of 11,000 acres of patented mining claims in the area around Nome, Alaska.

Item 5.06 Change in Shell Company Status.

According to the rescission agreements as described herein in Section 1.01 and the termination of the Exclusive License Agreement with Co-Diagnostics as described in Section 1.02, the Company’s operations have significantly changed and it will no longer have the exclusive rights to make, use, manufacture, sell and license polymerase chain reaction tests using Co-Diagnostics’ patented technology for detecting the Zika virus as well as other mosquito-borne flaviviruses, or the non-exclusive right to sell Co-Diagnostic's malaria test. The Company is now a shell company and its board of directors is evaluating new opportunities and merger candidates.

Item 9.01 Financial Statements and Exhibits.

Number  Description

4.1 Demand Promissory Note issued by Co-Diagnostics, Inc. on March 20, 2017

4.1 Assignment of Demand Promissory Note

10.1 Mutual Rescission Agreement with Co-Diagnostics, Inc. dated March 23, 2017

10.2 Rescission Agreement with Robert Salna and April Kameka dated March 23, 2017

10.3 Settlement Agreement with P&G Holdings dated April 6, 2017

17.1 Resignation letter of Dwight H. Egan dated March 23, 2017

17.2 Resignation letter of Reed Benson dated March 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIKA DIAGNOSTICS, INC.

Date:   April 21, 2017

By: /s/ Ted Murphy

Name: Ted Murphy

Title: Chief Executive Officer